EXHIBIT (8)(f)(1)
Amendment No. 1 to Participation Agreement (Federated)

AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT
BETWEEN FEDERATED INSURANCE SERIES, FEDERATED SECURITES CORP.,
AND
ML LIFE INSURANCE COMPANY OF NEW YORK
     THIS AMENDMENT, dated as of the 1st day of March, 2005, by and among Federated Insurance Series, a Massachusetts business trust (the “Fund), Federated Securities Corp., a Pennsylvania corporation (the “Distributor”) and ML Life Insurance Company of New York, a New York life insurance company (the “Company”);
WITNESSETH:
     WHEREAS, the Fund, the Distributor and the Company heretofore entered into a Participation Agreement dated April 30, 2004, as amended (the “Agreement”), with regard to separate accounts established for variable life insurance and/or variable annuity contracts offered by the Company; and
     WHEREAS, the Fund, the Underwriter and the Company desire to amend Schedule A to the Agreement in accordance with the terms of the Agreement.
     NOW, THEREFORE, in consideration of the above premises, the Fund, the Underwriter and the Company hereby agree:
1.	Amendment. Schedule A, as applicable, to the Agreement is amended to read in its entirety as the Schedule A attached hereto.

2.	Effectiveness. The revised Schedule A of the Agreement shall be effective as the date hereof.

3.	Continuation. Except as set forth above, the Agreement shall remain in full force and effective in accordance with its terms.

4.	Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original.
(Signatures located on following page)

     IN WITNESS WHEREOF, the Fund, the Underwriter and the Company have caused the Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

FEDERATED INSURANCE SERIES		ML LIFE INSURANCE COMPANY OF NEW YORK

By:	/s/ J. Christopher Donahue	By:	/s/ Edward W. Diffin, Jr.

Name:	J. Christopher Donahue	Name:	Edward W. Diffin, Jr.
Title:	President	Title:	VP & Sr. Counsel
Date:	6-6-2005	Date:

FEDERATED SECURITIES CORP.

By:	/s/ John B. Fisher

Name:	John B. Fisher
Title:	President
Date:	6-1-05

Schedule A
SEPARATE ACCOUNTS UTILIZING THE FUNDS
ML of New York Variable Annuity Separate Account A
CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
Merrill Lynch Retirement Plus
Forms MLNY-VA-001 and ML-VA-002
Merrill Lynch Retirement Power
Form MLNY-VA-003
Merrill Lynch Retirement Optimizer
Form MLNY-VA-004
Merrill Lynch Investor ChoiceSM Annuity
Form MLNY-VA-010
As of March 4, 2005

Schedule B
FUNDS AVAILABLE UNDER THE CONTRACTS
Federated Insurance Series
Federated Capital Appreciation Fund II — Primary Shares
Federated Kaufmann Fund II — Primary Shares
As of March 4, 2005